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PC

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED **Articles of Amendment** FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation: Pressure BioSciences, Inc.

(2) Registered office address: 14 Norfolk Ave., South Easton, MA 02375
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s): Article III
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: July 15, 2015
(month, day, year)

(5) Approved by:

(check appropriate box)

☐ the incorporators.

☐ the board of directors without shareholder approval and shareholder approval was not required.

☑ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III is being amended by increasing the Common Stock from 65,000,000 to 100,000,000, $0.01 par value per share.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		COMMON	65,000,000	$0.01
		PREFERRED	26,065	$0.01
		Series A Convertible Preferred	313,960	$0.01
		Series B Convertible Preferred	279,256	$0.01
		Series C Convertible Preferred	88,098	$0.01
		Series D Convertible Preferred	850	$0.01
		Series E Convertible Preferred	500	$0.01
		Series G Convertible Preferred	240,000	$0.01
		Series H Convertible Preferred	10,000	$0.01
		Series J Convertible Preferred	6,250	$0.01
		Series K Convertible Preferred	15,000	$0.01
		Series A Junior Participating Preferred	20,000	$0.01
		Series H2 Convertible Preferred	21	$0.01

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	TYPE
		COMMON	100,000,000	$0.01
		PREFERRED	26,065	$0.01
		Series A Convertible Preferred	313,960	$0.01
		Series B Convertible Preferred	279,256	$0.01

		Series C Convertible Preferred	88,098	$0.01
		Series D Convertible Preferred	850	$0.01
		Series E Convertible Preferred	500	$0.01
		Series G Convertible Preferred	240,000	$0.01
		Series H Convertible Preferred	10,000	$0.01
		Series J Convertible Preferred	6,250	$0.01
		Series K Convertible Preferred	15,000	$0.01
		Series A Junior Participating Preferred	20,000	$0.01
		Series H2 Convertible Preferred	21	$0.01

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

* G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and comments relative thereto.

Signed by: ____,
Richard T. Schumacher (signature of authorized individual)

- ☐ Chairman of the board of directors,
- ☒ President,
- ☐ Other officer,
- ☐ Court-appointed fiduciary,

on this 23RD day of July, 2015.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

July 23, 2015 11:35 AM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth